SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrant’s Certifying Accountants

This amendment to the Form 8-K filed on April 4, 2005, is being filed solely to provide the required letter from KPMG LLP with respect to the statements of the Registrant contained in the Form 8-K filed on April 4, 2005.

Item 9.01    Financial Statements and Exhibits

(c)       Exhibits

          16.1    Letter from KPMG LLP, dated April 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 7, 2005	INDEPENDENT BANK CORPORATION (Registrant) By /s/ Robert N. Shuster Robert N. Shuster Chief Financial Officer

Exhibit 16.1

[KPMG LETTERHEAD]

April 5, 2005

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Independent Bank Corporation (the Company) and, under the date of March 4, 2005, we reported on the consolidated financial statements of Independent Bank Corporation as of and for the years ended December 31, 2004 and 2003 and management’s assessment of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004. On March 30, 2005, we were informed that our appointment as principal accountants was terminated. We have read Independent Bank Corporation’s statements included under Item 4.01 of its Form 8-K dated March 29, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statements (1) that the change was effective March 29, 2005; (2) that the change was approved by the Audit Committee of the Board of Directors; or (3) in the last two paragraphs.

Very truly yours,

/s/ KPMG LLP